MODERN MEDICAL MODALITIES CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)
                                                                    Exhibit 11.1


                                                                    Three Months                            Six Months
                                                                   ended June 30,                          ended June 30,
                                                           ------------------------------          --------------------------------
                                                             1996                1995                 1996                 1995
                                                           ---------          -----------          -----------          -----------
                                                                               (Restated)                               (Restated)
NET INCOME (LOSS)                                          $   9,207          $   113,655          $    23,295          $   (73,201)
                                                           =========          ===========          ===========          ===========

PRIMARY
   Weighted average shares                                 3,168,292            3,088,292            3,168,292            3,088,292
   Assumed conversions
      A warrants and B warrants                                 --                 27,845                 --                 27,845
                                                           ---------          -----------          -----------          -----------

         Total weighted average
            shares outstanding                             3,168,292            3,116,137            3,168,292            3,116,137
                                                           =========          ===========          ===========          ===========

   Income (loss) from
      continuing operations                                $    --            $      0.02          $      0.01          $     (0.02)

   Income (loss) from
      discontinued operations                                   --                   0.02                 --                   --
                                                           ---------          -----------          -----------          -----------


     Net income (loss) per share                           $- Nil -           $      0.04          $      0.01          $     (0.02)
                                                           =========          ===========          ===========          ===========


FULLY DILUTED
   Weighted average shares                                 3,168,292            3,088,292            3,168,292            3,088,292
   Assumed conversions
      A warrants and B warrants                            1,035,000            1,035,000            1,035,000            1,035,000
                                                           ---------          -----------          -----------          -----------

         Total weighted average
            shares outstanding                             4,203,292            4,123,292            4,203,292            4,123,292
                                                           =========          ===========          ===========          ===========

   Income (loss) from
      continuing operations                                $-                 $      0.02          $      0.01          $      0.02

   Income (loss) from
      discontinued operations                                   --                   0.01                 --                   --
                                                           ---------          -----------          -----------          -----------

     Net income (loss) per share                           $- Nil -           $      0.03          $      0.01          $     (0.02)
                                                           =========          ===========          ===========          ===========


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